SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934



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                                                                           Commission Only (as permitted
                                                                           by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CNL Hospitality Properties, Inc.
               (formerly known as CNL American Realty Fund, Inc.)

                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P R O X Y                CNL HOSPITALITY PROPERTIES, INC.
              (formerly known as CNL American Realty Fund, Inc.)

     The undersigned hereby appoints James M. Seneff, Jr. and Robert A. Bourne, and each of them, as proxies, with full power of substitution in each, to vote all shares of common stock of CNL Hospitality Properties, Inc. (formerly known as CNL American Realty Fund, Inc.) (the "Company") which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 12, 1999, at 10:00 a.m., local time, and any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement, dated March 15, 1999, a copy of which has been received by the undersigned, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS:

1.   Election of Seven Directors
                                                                           -----------------------------------------------------
     Nominees:                 |_|  FOR ALL      |_|  WITHHELD FOR ALL     |_|  FOR  ALL   NOMINEES,   EXCEPT  VOTE WITHHELD FOR:
         Charles E. Adams                                                  (Write that nominee's name above)
         Robert A. Bourne
         Lawrence A. Dustin
         John A. Griswold
         Matthew W. Kaplan
         Craig M. McAllaster
         James M. Seneff, Jr.

2. Proposal to expand the class of investors for whom the Board of Directors is authorized to waive the common and preferred share ownership limitations under certain circumstances (See Proxy Statement page 11)

              |_|  FOR     |_|  AGAINST     |_|  ABSTAIN

3.   Other Matters:
     Grant authority upon such other matters as may come before the Meeting as they determine to be in the best interest of the Company.

              |_|  FOR     |_|  AGAINST     |_|  ABSTAIN

              (PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE,
                        AND RETURN IN ENCLOSED ENVELOPE)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IF YOU SIGN, DATE AND MAIL YOUR PROXY WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE "FOR" THE MATTERS STATED. IF YOU FAIL TO RETURN YOUR PROXY, YOUR PROXY WILL NOT BE COUNTED. EACH STOCKHOLDER IS URGED TO SUBMIT A SIGNED AND DATED PROXY.

                                     Dated:_____________________ , 1999

                                     __________________________________

                                     __________________________________



                                     Signature(s) of Stockholder(s)

                                     IMPORTANT:   Please   mark  this
                                     Proxy,    date   it,   sign   it
                                     exactly    as    your    name(s)
                                     appear(s)  and  return it in the
                                     enclosed       postage      paid
                                     envelope.  Joint  owners  should
                                     each      sign       personally.
                                     Trustees  and others  signing in
                                     a  representative  or  fiduciary
                                     capacity  should  indicate their
                                     full titles in such capacity.




                        CNL HOSPITALITY PROPERTIES, INC.
               (formerly known as CNL American Realty Fund, Inc.)
                              400 East South Street
                             Orlando, Florida 32801




                                            March 15, 1999











To our Stockholders:

         You are cordially invited to attend the annual meeting of stockholders of CNL Hospitality Properties, Inc. (formerly known as CNL American Realty Fund, Inc.) (the "Company") on May 12, 1999 at 10:00 a.m. at the CNL Management Center at 450 E. South Street, Suite 101, Orlando, Florida. The directors and officers of the Company look forward to greeting you personally. Enclosed for your review are the proxy, proxy statement, notice of meeting for the annual meeting of stockholders and annual report.

         This year's proxy requests your vote on a proposal to expand the class of investors for whom the Board of Directors is authorized, under certain circumstances, to waive the common and preferred share ownership limitation and to vote for the election of directors. The proposal for expansion of the class of investors reflects the Board's desire to provide better investment opportunities for the Company in the context of its business. Therefore, the Board of Directors unanimously recommends that you vote to approve the proposals presented in this year's proxy statement. Your vote counts. Please complete and return the attached ballot today. Thank you for your attention to this matter.

Sincerely,



/s/ James M. Seneff, Jr.                             /s/ Robert A. Bourne
----------------------------                         -------------------------
James M. Seneff, Jr.                                 Robert A. Bourne
Chairman of the Board and                            President
Chief Executive Officer

                        CNL HOSPITALITY PROPERTIES, INC.
               (formerly known as CNL American Realty Fund, Inc.)
                              400 East South Street
                             Orlando, Florida 32801


                    Notice of Annual Meeting of Stockholders
                             To Be Held May 12, 1999


         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of CNL HOSPITALITY PROPERTIES, INC. (formerly known as CNL American Realty Fund, Inc.) (the "Company") will be held at 10:00 a.m. local time, on May 12, 1999, at the CNL Management Center at 450 E. South Street, Suite 101, Orlando, Florida, for the following purposes:

         1.       To elect seven directors.

         2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") expanding the class of investors for whom the Board of Directors can waive, under certain circumstances, the common and preferred share ownership limitations contained in the Company's Articles.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 10, 1999, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

         Stockholders are cordially invited to attend the meeting in person.

         WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. IT IS IMPORTANT THAT YOUR SHARES BE VOTED. IF YOU DECIDE TO ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
                                        By Order of the Board of Directors,



                                        Lynn E. Rose
                                        Secretary

March 15, 1999
Orlando, Florida

                        CNL HOSPITALITY PROPERTIES, INC.
               (formerly known as CNL American Realty Fund, Inc.)
                              400 East South Street
                             Orlando, Florida 32801




                                 PROXY STATEMENT




     This proxy statement is furnished by the Board of Directors of CNL Hospitality Properties, Inc. (formerly known as CNL American Realty Fund, Inc.) (the "Company") in connection with the solicitation by management of proxies to be voted at the annual meeting of stockholders to be held on May 12, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 10, 1999, will be entitled to vote.

     Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR each Proposal set forth in this proxy statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

     Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. In addition, the Company has engaged D.F. King, a professional proxy solicitation firm, to aid in the solicitation of proxies at a fee of approximately $5,000, plus reimbursement of reasonable out-of-pocket costs and expenses. The Company has agreed to indemnify D.F. King against certain liabilities that it may incur arising out of the services it provides in connection with the annual meeting of stockholders. It is anticipated that this proxy statement and the enclosed proxy first will be mailed to stockholders on or about March 15, 1999.



     As of March 10, 1999, ____________ shares of common stock of the Company were outstanding. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately ______% of the outstanding shares of common stock.

                                TABLE OF CONTENTS




PROPOSAL I:                Election of Directors..............................................................    3
                           Executive Compensation.............................................................   10
                           Performance Comparison.............................................................   10

PROPOSAL II:               Amendment to the Company's Amended and Restated Articles
                               of Incorporation to Increase the Common and Preferred Share
                               Ownership Limit................................................................   11

SECURITY OWNERSHIP............................................................................................   13

CERTAIN TRANSACTIONS..........................................................................................   15

INDEPENDENT AUDITORS..........................................................................................   16

OTHER MATTERS.................................................................................................   16

PROPOSALS FOR NEXT ANNUAL MEETING.............................................................................   16

ANNUAL REPORT.................................................................................................   16


PROPOSAL I
                              ELECTION OF DIRECTORS

Background

     As a result of recent developments, the Board of Directors is now comprised of seven, rather than five individuals, all but two of whom have been on the Board of Directors for a limited period of time. These changes have occurred as a result of two developments.

     Change in Independent Directors. In February 1999, the Company's then existing three independent directors, G. Richard Hostetter, J. Joseph Kruse and Richard C. Huseman, determined that it would be in the best interests of the Company that they resign as directors, in order to mitigate certain perceived conflicts of interest with CNL American Properties Fund, Inc., for which they also serve as independent directors. So that a majority of the Board of Directors would continue to be comprised of independent directors, the Board of Directors appointed Charles E. Adams, John A. Griswold and Craig M. McAllaster to the Board to serve on an interim basis until the upcoming annual meeting of stockholders. Each of Messrs. Adams, Griswold and McAllaster were subsequently nominated by the Board of Directors for election at the upcoming annual meeting.

     Joint Investment by the Company and Five Arrows. In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows"), pursuant to which the Company and Five Arrows formed a jointly-owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotels from various sellers affiliated with Western International (the "Hotels").

     Five Arrows has committed to invest up to $65.9 million towards the purchase of the Hotels, including $50.9 million in Hotel Investors and $15 million through the purchase of the Company's common stock, the proceeds of which will be used to partially fund the Company's investment in Hotel Investors. If all eight Hotels are purchased, the aggregate purchase price to Hotel Investors will be approximately $184 million.

     To date, Hotel Investors has purchased four of the eight Hotels for an aggregate purchase price of approximately $90.5 million (the "Initial Hotels"). As a result of these purchases, Five Arrows has funded $31.5 million of its $50.9 million commitment to Hotel Investors and purchased 590,770 shares of the Company's common stock.

     In recognition of the significant investment commitment made by Five Arrows, pursuant to the transaction documents, Five Arrows can nominate one member to the Company's Board of Directors. Accordingly, in connection with the closing on the Initial Hotels, Matthew W. Kaplan was nominated by Five Arrows and appointed to the Company's Board of Directors. So that a majority of the Board of Directors would continue to be comprised of independent directors, Lawrence A. Dustin was appointed to the Board of Directors at the same time as an additional independent director. Both Mr. Kaplan and Mr. Dustin were appointed on an interim basis to serve until the upcoming annual meeting of stockholders, and were subsequently nominated by the Board of Directors for election at the upcoming annual meeting.

 Nominees

     The persons named below have been nominated by the Board of Directors for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. Messrs. Bourne and Seneff have been directors since June 1996. As discussed above, Messrs. Adams, Dustin, Griswold, Kaplan and McAllaster have served as directors since early 1999. The table sets forth each nominee's name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

     The Company's officers and directors have advised the Company that they intend to vote their shares of common stock for the election of each of the nominees. Proxies will be voted FOR the election of the following nominees unless authority is withheld.

Name and Age               Background
------------               ----------

Charles E. Adams, 36       Mr.  Adams  is  currently  the  president  and a  founding  principal  with
                           Celebration  Associates,  Inc., a real estate advisory and development firm with  offices  in  Celebration,  Florida  and  Charlotte,  North  Carolina.
                           Celebration   Associates   specializes   in   large-scale   master  planned
                           communities,  seniors housing and specialty  commercial  developments.  Mr.
                           Adams  joined The Walt Disney  Company in 1990 and from 1996 until May 1997 served  as  vice  president  of  community  business  development  for  The
                           Celebration  Company and Walt Disney  Imagineering.  He was responsible for
                           Celebration   Education,   Celebration  Network,   Celebration  Health  and
                           Celebration  Foundation,  as well as New  Business  Development,  Strategic
                           Alliances,  Retail Sales and  Leasing,  Commercial  Sales and Leasing,  the
                           development  of Little Lake Bryan and  Celebration.  Previously,  Mr. Adams
                           was  responsible   for  the  initial   residential,   amenity,   sales  and
                           marketing,    consumer   research   and   master   planning   efforts   for
                           Celebration.  Additionally,  Mr.  Adams  participated  in the  planning for
                           residential   development  at  EuroDisney  in  Paris,   France.  He  was  a
                           founding member of the  Celebration  School Board of Trustees and served as president  and  founding  member  of the  Celebration  Foundation  Board of
                           Directors.  Mr.  Adams is a founding  member of the Health  Magic  Steering
                           Committee  and council  member on the  Recreation  Development  Council for the Urban  Land  Institute.  Before  joining  The Walt  Disney  Company  in
                           1990,  Mr. Adams worked with Trammell Crow  Residential  developing  luxury apartment  communities  in the Orlando  and  Jacksonville,  Florida  areas.
                           Mr. Adams received a B.A. from Northeast  Louisiana  University in 1984 and a M.B.A. from Harvard Graduate School of Business in 1989.

Robert A. Bourne, 51       Mr.  Bourne has served as  President  and a director of the  Company  since
                           June 1996 and as  President  and a director  of CNL  Hospitality  Advisors,
                           Inc.,  the  Company's  advisor  (the  "Advisor")  since  its  inception  in
                           January  1997.  Mr.  Bourne has also served as Vice  Chairman and Treasurer of CNL  American  Properties  Fund,  Inc., a public,  unlisted  real estate investment  trust,  since  February  1999, as a director since May 1994 and as President  from May 1994 through  February 1999 and as a director of CNL
                           Fund  Advisors,  Inc.,  its  advisor,  since  its  inception  in  1994,  as
                           President  from  inception  through  October 1997,  as its Treasurer  since
                           September  1997  and as Vice  Chairman  since  October  1997.  He has  also served as President and a director of CNL Health Care  Properties,  Inc., a public,  unlisted real estate investment trust, since inception,  and of CNL
                           Health Care  Advisors,  Inc.,  its advisor.  Mr.  Bourne is  President  and
                           Treasurer  of CNL Group,  Inc.,  President,  Treasurer,  a director,  and a registered  principal of CNL Securities  Corp.  (the managing dealer of the
                           Company's  current public  offering),  President,  Treasurer and a director of CNL Investment  Company,  and Chief Investment  Officer,  a director and
                           Treasurer of CNL  Institutional  Advisors,  Inc.,  a registered  investment advisor.  Mr.  Bourne  served as President of CNL  Institutional  Advisors,
                           Inc.  from the date of its  inception  through  June 30,  1997.  Mr. Bourne served  as  President  and a  director  from July  1992 to  February  1996, served as Secretary  and  Treasurer  from  February  1996 through  December
                           1997,  and has  served as Vice  Chairman  of the Board of  Directors  since
                           February 1996, of Commercial  Net Lease Realty,  Inc., a public real estate investment  trust  that  is  listed  on the New  York  Stock  Exchange.  In addition,  Mr.  Bourne  served as  President of CNL Realty  Advisors,  Inc.
                           from  1991 to  February  1996,  and  served  as a  director  of CNL  Realty
                           Advisors,  Inc. from 1991 through  December 1997, and as Treasurer and Vice
                           Chairman  from  February  1996 through  December  1997,  at which time such company  merged with  Commercial  Net Lease Realty,  Inc. Mr.  Bourne,  who joined  CNL  Securities  Corp.  in  1979,  has  participated  as a  general partner or joint  venturer in over 100 real estate  ventures  involved  in the financing,  acquisition,  construction,  and rental of restaurants,  office buildings,  apartment  complexes,  hotels, and other real estate.  Included in these real estate ventures are  approximately 64 privately  offered real estate limited  partnerships with investment  objectives  similar to one or
                           more  of  the  Company's  investment  objectives,   in  which  Mr.  Bourne,
                           directly  or  through  an  affiliated  entity,  serves  or has  served as a general  partner.  Mr. Bourne  received a B.A. in  Accounting  from Florida
                           State University.

Lawrence A. Dustin, 53     Mr.  Dustin  is a  principal  of BBT,  an  advisory
                           company  specializing in hotel operations,  marketing and development.  Mr.
                           Dustin has 29 years of experience in the  hospitality  industry.  From 1994 to September  1998,  Mr. Dustin served as Senior Vice  President of lodging of  Universal  Studios  Recreation  Group,  where  he was  responsible  for
                           matters   related  to  hotel   development,   marketing,   operations   and
                           management.  Mr. Dustin  supervised  the overall  process of developing the
                           five  highly themed  hotels  and  related  recreational   amenities  within
                           Universal  Studios  Escape and  provided  guidance  for hotel  projects  in
                           Universal  City,  California,  Japan and Singapore.  From 1989 to 1994, Mr.
                           Dustin served as a  shareholder,  chief  executive  officer and director of
                           AspenCrest  Hospitality,  Inc., a  professional  services firm which helped hotel owners  enhance  both the  operating  performance  and asset value of
                           their   properties.   From 1969 to 1989, Mr. Dustin held various positions
                           in the hotel industry including 14 years in management with Westin Hotels &
                           Resorts.  Mr.  Dustin  received  a  B.A.  from  Michigan  State University in 1968.

John A. Griswold, 50       Mr. Griswold  currently  serves as president of Tishman Hotel  Corporation, an operating unit of Tishman Realty &  Construction  Co., Inc.,  founded in
                           1898.   Tishman  Hotel   Corporation  is  a  hotel  developer,   owner  and
                           operator,  and  has  provided  such  services  for  more  than  85  hotels, totalling  more than  30,000  rooms.  Mr.  Griswold  joined  Tishman  Hotel
                           Corporation  in 1985.  From 1981 to 1985,  Mr.  Griswold  served as General
                           Manager  of  the  Buena  Vista  Palace  Hotel  in  the  Walt  Disney  World
                           Village.  From  1978 to 1981,  he  served  as vice  president  and  general manager  of the  Homestead  Resort,  a luxury  condominium  resort  in Glen
                           Arbor,  Michigan.  Mr.  Griswold  served as an  operations  manager for the
                           Walt  Disney   Company  from  1971  to  1978.   He  was   responsible   for
                           operational,   financial  and  future   planning  for   multi-unit   dining
                           facilities  in Walt  Disney  World  Village  and Lake Buena  Vista  Country
                           Club.  He is a member  of the board of  directors  of the  Florida  Hotel &
                           Motel   Association  and  the  First  Orlando   Foundation.   Mr.  Griswold
                           received  a B.S.  from  the  School  of  Hotel  Administration  at  Cornell
                           University in Ithaca, New York.

Matthew W. Kaplan, 36      Mr.  Kaplan  serves  as a  director  of the  Advisor,  CNL Hotel
                           Investors,   Inc.,   CNL  Financial   Services,   Inc.  and  CNL  Financial
                           Corporation.  Mr. Kaplan is a managing  director of Rothschild  Realty Inc.
                           where  he  has  served  since  1992,  and  where  he  is  responsible   for
                           securities  investment  activities including acting as portfolio manager of
                           Five  Arrows  Realty  Securities  LLC, a $900  million  private  investment fund.  From  1990 to 1992,  Mr.  Kaplan  served  in the  corporate  finance department  of  Rothschild  Inc.,  an affiliate of  Rothschild  Realty Inc.
                           Mr. Kaplan served as a director of Ambassador  Apartments  Inc. from August
                           1996  through  May 1998 and is a member of the Urban  Land  Institute.  Mr.
                           Kaplan received a B.A. with honors from  Washington  University in 1984 and
                           a  M.B.A.   from  the  Wharton  School  of  Finance  and  Commerce  at  the
                           University of Pennsylvania in 1988.

Craig M. McAllaster, 47    Dr.  McAllaster  has served as director of the executive MBA program at the
                           Roy E.  Crummer  Graduate  School of  Business  at  Rollins  College  since
                           1994.  Besides  his duties as  director,  he is on the  management  faculty
                           and  serves  as  executive   director  of  the   international   consulting
                           practicum  programs at the Crummer School.  Prior to Rollins  College,  Dr.
                           McAllaster  was on the  faculty  at the  School  of  Industrial  and  Labor
                           Relations and the Johnson  Graduate  School of Management,  both at Cornell
                           University,  and the University of Central  Florida.  Dr.  McAllaster spent over  ten  years in the  consumer  services  and  electronics  industry  in management,  organizational and executive  development  positions.  He is a consultant  to many  domestic and  international  companies in the areas of
                           strategy  and  leadership.   Dr.  McAllaster   received  a  B.S.  from  the
                           University  of Arizona in 1973, a M.S.  from Alfred  University in 1981 and a M.A. and Doctorate from Columbia University in 1987.

James M. Seneff, Jr., 52   Mr. Seneff currently serves as Chairman of the Board,  Chief Executive  Officer and a director of the Company and of the  Advisor.  Mr.  Seneff also serves as Chairman  of the Board,  Chief  Executive  Officer and a director of CNL
                           American  Properties  Fund,  Inc.  and CNL Health  Care  Properties,  Inc.,
                           public,  unlisted real estate  investment  trusts,  and CNL Fund  Advisors,
                           Inc. and CNL Health Care  Advisors,  Inc.,  the advisor of each  respective
                           REIT.  Mr.  Seneff  is a  principal  stockholder  of  CNL  Group,  Inc.,  a diversified  real  estate  company,  and has served as its  Chairman of the
                           Board of  Directors,  director,  and  Chief  Executive  Officer  since  its
                           formation  in  1980.  CNL  Group,   Inc.  is  the  parent  company  of  CNL
                           Securities  Corp.,  which is acting as the managing dealer of the Company's current public offering,  CNL Investment Company,  CNL Fund Advisors,  Inc.
                           and CNL Health Care  Advisors,  Inc.,  the Company's  Advisors.  Mr. Seneff
                           has been Chairman of the Board,  Chief Executive  Officer and a director of
                           CNL  Securities  Corp.  since its  formation in 1979.  Mr.  Seneff also has held the  position  of  Chairman  of the Board,  Chief  Executive  Officer,
                           President  and  a  director  of  CNL  Management   Company,   a  registered
                           investment  advisor,  since  its  formation  in 1976,  has  served as Chief
                           Executive  Officer,  Chairman of the Board and a director of CNL Investment
                           Company,  and  Chief  Executive  Officer  and  Chairman  of  the  Board  of
                           Commercial  Net Lease Realty,  Inc. since 1992,  served as Chief  Executive
                           Officer and  Chairman of the Board of CNL Realty  Advisors,  Inc.  from its inception  in 1991  through  1997 at which time such  company  merged  with
                           Commercial Net Lease Realty,  Inc., a public real estate  investment  trust that is listed on the New York  Stock  Exchange  and has held the  position of Chief  Executive  Officer,  Chairman  of the Board and a director of CNL
                           Institutional  Advisors,  Inc., a registered investment advisor,  since its inception  in 1990.  Mr.  Seneff  previously  served on the  Florida  State
                           Commission  on  Ethics  and is a former  member  and past  Chairman  of the
                           State of Florida  Investment  Advisory  Council,  which  recommends  to the
                           Florida Board of  Administration  investments for various Florida  employee
                           retirement   funds.   The  Florida  Board  of   Administration,   Florida's
                           principal  investment  advisory and money management  agency,  oversees the investment of more than $60 billion of retirement  funds.  Since 1971,  Mr.
                           Seneff has been active in the acquisition,  development,  and management of real estate  projects and,  directly or through an affiliated  entity,  has served as a  general  partner  or joint  venturer  in over 100 real  estate ventures involved in the financing,  acquisition,  construction, and rental of restaurants,  office buildings,  apartment complexes,  hotels, and other real estate.  Included in these real estate ventures are  approximately  65
                           privately   offered  real  estate  limited   partnerships  with  investment
                           objectives similar to one or more of the Company's  investment  objectives, in which Mr. Seneff,  directly or through an affiliated  entity,  serves or has  served  as a  general  partner.  Mr.  Seneff  received  his  degree in
                           Business Administration from Florida State University.

     In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required for the election of directors.

     A majority of the Company's directors are required to be independent, as that term is defined in the Company's Articles of Incorporation. Messrs. Adams, Dustin, Griswold and McAllaster are independent directors.

Compensation of Directors

     During the year ended December 31, 1998, each of the former independent directors earned $6,000 for serving on the Board of Directors. Each of the former independent directors also received $750 per Board meeting attended ($375 for each telephonic meeting in which the director participated), including committee meetings. The Company has not, and in the future will not, pay any compensation to the directors of the Company who also serve as officers and directors of the Company's Advisor.

     The Board of Directors met six times during the year ended December 31, 1998, and the average attendance by directors at Board meetings was approximately 97 percent. Each member of the Board of Directors as it was constituted during 1998 attended at least 89 percent of the total meetings of the Board and of any committee on which he served.

Committees of the Board of Directors

     The Company has a standing Audit Committee, the members of which are selected by the Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors as to the independent accountants of the Company and reviews with such accounting firm the scope of the audit and the results of the audit upon its completion. During 1998, the Audit Committee was comprised of Messrs. Hostetter, Kruse and Huseman. The Audit Committee met twice during the year ended December 31, 1998.

     The Company has a standing Compensation Committee, the members of which are selected by the full Board of Directors each year. During 1998, the Compensation Committee was comprised of Messrs. Hostetter, Kruse and Huseman. The Compensation Committee makes recommendations to the Board of Directors as to the compensation and fees to be paid to the directors of the Company. The Compensation Committee met once during the year ended December 31, 1998.

     The Company does not have a nominating committee.

Executive Officers

The executive officers of the Company are as follows:

   Name                  Age        Position
   ----                  ---        --------

   James M. Seneff, Jr.  52         Chief Executive Officer and Chairman
                                    of the Board

   Robert A. Bourne      51         President

   Charles A. Muller     40         Chief Operating Officer and Executive
                                    Vice President

   Jeanne A. Wall        40         Executive Vice President

   Lynn E. Rose          50         Secretary and Treasurer

   C. Brian Strickland   36         Vice President of Finance and Administration


     Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Group, Inc. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. Mr. Muller currently serves as Executive Vice President of CNL Hospitality Advisors, Inc., the Advisor, and Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broadbased hotel industry experience. From 1993 to 1996, Mr. Muller served as a Director of Operations for Tishman Hotel Corporation where he was responsible for the company's market review and valuation analysis efforts. At Tishman, Mr. Muller played a significant role in the development of a new 600-room golf resort in Puerto Rico, and was active in several project management and development assignments. From 1989 to 1993, Mr. Muller served as project management, asset management and development assignments. From 1989 to 1993, Mr. Muller served as a Development Manager for Wyndham Hotels & Resorts where he was responsible for new business development and company growth through acquisitions, development and management contracts. At Wyndham, Mr. Muller was also responsible for market review and feasibility analysis efforts in markets across the United States and the Caribbean. Prior to joining Wyndham, Mr. Muller worked for Pannell Kerr Forster as a hotel industry consultant and spent four years with AIRCOA
(currently Richfield Hospitality) where he was responsible for capital expenditure planning, property renovations and construction management. From 1981 through 1985, Mr. Muller held several management positions in hotel operations. Mr. Muller received a B.S. in Hotel Administration from Cornell University in 1981 and has served on the Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association.

     Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President of the Advisor. Ms. Wall is also Executive Vice President of CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc., public, unlisted real estate investment trusts, and their advisors, CNL Fund Advisors, Inc. and CNL Health Care Advisors, Inc., respectively. Ms. Wall currently serves as Executive Vice President of CNL Group, Inc., a diversified real estate company. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp in 1984. In 1985, Ms. Wall became Vice President of CNL Securities Corp. in 1987, she became a Senior Vice President and in July 1997, she became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, partnership administration and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991 through 1997, and as Vice President of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, from 1992 through 1997. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and is a member of the Corporate Advisory Council for the International Association For Financial Planning.

     Lynn E. Rose. Secretary and Treasurer. Ms. Rose serves as Secretary, Treasurer and a director of the Advisor. Ms. Rose is also Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, since December 1994 and served as Treasurer from December 1994 through February 1999 and serves as Secretary and a director of its advisor, CNL Fund Advisors, Inc. She also serves as Secretary and Treasurer of CNL Health Care Properties, Inc., a public unlisted, real estate investment trust and as Secretary and a director of its advisor, CNL Health Care Advisors, Inc. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of CNL Group, Inc. since December 1993, and served as Controller of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, as Secretary and a director of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

     C. Brian Strickland. Vice President of Finance and Administration. Mr. Strickland currently serves as Vice President of Finance and Administration of the Advisor. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for regulatory compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined the Advisor in April 1998 with an extensive accounting background. Prior to joining CNL, he served as Vice President of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr. Strickland served as director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the roll-up and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity of director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to Regional Development Offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a B.S. in accounting.

     The backgrounds of Messrs. Seneff and Bourne are described at "ELECTION OF DIRECTORS."

                             EXECUTIVE COMPENSATION

Annual Compensation

     No annual or long-term compensation was paid by the Company to the Chief Executive Officer for services rendered in all capacities to the Company during the period June 12, 1996 (date of inception) through December 31, 1996 or during the years ended December 31, 1997 and 1998. In addition, no executive officer of the Company received an annual salary or bonus from the Company during the year ended December 31, 1998. The Company's executive officers also are employees and executive officers of the Advisor or its affiliates and receive compensation from CNL Group, Inc. in part for services in such capacities. See "Certain Transactions" for a description of the fees payable and expenses reimbursed to Hospitality Advisors.

                             PERFORMANCE COMPARISON

     Set forth below is a comparison of the cumulative total stockholder return on the Company's common stock, based on the offering price of the common stock and assuming the reinvestment of distributions ("CHP"), with the S&P 500 Index ("S&P 500") and with the income rate of return for equity REITS from the National Association of Real Estate Investment Trusts ("NAREIT") from November 1997 through December 31, 1998. The comparison assumes the investment of $100 on November 1, 1997 (the approximate date operations of the company commenced).

                             MONTHLY RETURN INDEXES



          DATE                      S&P 500                    NAREIT                  THE COMPANY
--------------------------    --------------------    -------------------------   -----------------------
         11/1/97                    $100.00                    $100.00                    $100.00
         12/1/97                    101.72                     100.56                     100.25
         1/1/98                     102.85                     100.93                     100.50
         2/1/98                     110.26                     101.49                     100.75
         3/1/98                     115.91                     101.97                     101.00
         4/1/98                     117.08                     102.25                     101.26
         5/1/98                     115.07                     102.94                     101.51
         6/1/98                     119.74                     103.50                     101.76
         7/1/98                     118.47                     103.73                     102.02
         8/1/98                     101.34                     104.36                     102.44
         9/1/98                     107.83                     104.98                     103.04
         10/1/98                    116.60                     105.39                     103.64
         11/1/98                    123.66                     106.05                     104.25
         12/1/98                    130.79                     106.60                     104.85


The S&P 500 index contains both a capital and income component to its total return. For companies included in the S&P 500 index, their total return is measured by dividing the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the registrant's share price at the end and the beginning of the measurement period; by the share price at the beginning of the measurement period. There is currently no public trading market for the Company's shares, therefore, the share price is fixed at $10 per share and its return is composed of only the cumulative amount of distributions for the measurement period, assuming reinvestment of distributions. The NAREIT income index for equity REITs measures only the cumulative amount of distributions for the measurement period. In order to display a more comparative return, the component of the NAREIT total return attributable to increases in share price has not been included in the cumulative return.

(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997. The Company did not acquire any properties until July 1998, therefore, the graph does not reflect results as if the Company's net offering proceeds had been fully invested in properties for the periods presented.

                                   PROPOSAL II
                APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED
                    AND RESTATED ARTICLES OF INCORPORATION TO
              INCREASE COMMON AND PREFERRED SHARE OWNERSHIP LIMITS


     The Company's Amended and Restated Articles of Incorporation (the "Articles") contain a number of restrictions on stock ownership designed to prevent the Company's status as a REIT from being jeopardized by its ownership structure. Among these restrictions is a ceiling on the amount of the Company's stock any one person can own. Under Section 7.6(ii) of the Articles, no person can beneficially own (or have ownership attributed to him or her) more than 9.8% of the Company's common stock (the "Common Share Ownership Limit").

     The Common Share Ownership Limit operates as supplemental protection against REIT disqualification in that federal tax law permits one person to own more than 9.8% of the common stock so long as other ownership restrictions contained in Section 7.6 are met. For that reason, Section 7.6(ix) of the Articles provides that the Board of Directors may waive the Common Share Ownership Limit with respect to a particular investor if the Board of Directors concludes that such other restrictions will still be complied with even if the investor owns more than the Common Share Ownership Limit.

     As currently drafted, however, Section 7.6(ix) prohibits the Board from using its authority to waive the Common Share Ownership Limit with respect to any investor who is an individual, including investors who are deemed to be individuals under federal tax law. In light of tax law, however, this restriction is not necessary, and now serves to unduly prohibit the Board of Directors from permitting an investment that would not otherwise violate the Company's ownership limitations and would not affect the Company's qualification as a REIT.

     This unnecessary restriction on the Board of Directors' authority has adverse effects on the ability of the Company to raise capital. As Section
7.6(ix)  is  currently  drafted,   the  Board  of  Directors  cannot  permit  an
individual, and investors deemed under certain federal tax law to be an individual, to acquire more than the Common Share Ownership Limit, even if the Board of Directors were to determine that the ownership limitations in the Articles would otherwise be met and that the investment would be in the best interests of the Company.

     Moreover, the inability of the Board of Directors to waive the Common Share Ownership Limit may impact the investment that Five Arrows has committed to make in the Company, which commitment is discussed in connection with Proposal I above. Depending on the timing of the closing, if any, of Hotel Investors' purchase of any or all of the four remaining Hotels, Five Arrows may be purchasing shares of common stock in the Company that would, absent a waiver, cause Five Arrows to own more than 9.8% of the then outstanding shares of Company common stock. Under the applicable federal tax law, however, Five Arrows is deemed an "individual", and thus the Board of Directors cannot waive the Common Share Ownership Limit as it would apply to Five Arrows.

     In such circumstance, under the transaction agreements with Five Arrows, the portion of the Five Arrows investment in the Company that would cause Five Arrows to exceed the Common Share Ownership Limit would be made in the form of debt, rather than equity, which would be converted to shares of common stock at such time as application of the Common Share Ownership Limit would not prohibit Five Arrows from owning such additional common stock. Such debt would, however, become due and payable on July 1, 2000 if not converted to common stock prior to that time.

     In light of these concerns, the Board of Directors of the Company has unanimously approved and directed that there be submitted to stockholders for their approval an amendment (the "Amendment") to Article VII of the Company's Articles which would, as discussed above, expand the class of investors for whom the Board of Directors could waive the limits on common and preferred stock ownership under certain circumstances, by deleting the prohibition on the Board of Directors waiving the Common Share Ownership Limit (or the similar preferred stock ownership limit) for any investor who is deemed an individual under certain federal tax law. The Amendment as set forth below and approved by the Board of Directors makes no other change to the existing text of Section 7.6(ix) and would not adversely affect the Company's REIT qualification. Upon approval of the Amendment, the Board will waive the common share ownership limit as it would apply to Five Arrows.

     The text of the proposed Amendment is set forth below:

     RESOLVED, that Section 7.6(ix) of Article VII of the Company's Amended and Restated Articles of Incorporation, as amended, be amended to read as follows:

         The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (c), (d) and (e) of
     Section 7.6(ii) will not be violated, may waive or change, in whole or in part, the application of the Common or Preferred Share Ownership Limit with respect to any Person. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or affiliates and may impose such other conditions as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on the Company's status as a REIT.

     Approval of this Amendment requires the affirmative vote of a majority of the outstanding shares of the Company's common stock entitled to vote thereon. The Company's officers and directors have advised the Company that they intend to vote their shares of common stock for the Amendment. The Board of Directors unanimously recommends that stockholders vote FOR the Amendment. Proxies will be voted for the Amendment unless stockholders designate otherwise.

     The Amendment, if approved by stockholders, will become effective on the date the Amendment is filed with the Maryland Department of Assessments and Taxation. It is anticipated that the appropriate filing to effect the Amendment will be made as soon after the annual meeting as practicable.

                               SECURITY OWNERSHIP


     The following table sets forth, as of March 10, 1999, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company's common stock, by each director and nominee, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors.

 Name and Address                   Number of Shares              Percent
 of Beneficial Owner               Beneficially Owned            of Shares
---------------------              ------------------            ---------

 Charles E. Adams                           0                        --
 One Peach Lane
 Ft. Mill, SC  29716

 Robert A. Bourne                           0                        --
 400 East South Street
 Orlando, FL  32801

 Lawrence A. Dustin                         0                        --
 6148 - 133rd Avenue NE
 Kirkland, WA  98033

 John A. Griswold                           0                        --
 1200 EPCOT Resorts Blvd.
 Lake Buena Vista, FL  32830

 Matthew W. Kaplan                     590,770 (1)                  [ ]
 1251 Avenue of the Americas
 51st Floor
 New York, NY  10020

 Craig M. McAllister                        0                        --
 1000 Hold Avenue - 2722
 Winter Park, FL  32789-4499

 Charles A. Muller                       500 (2)                    (3)
 400 East South Street
 Orlando, FL  32801

 James M. Seneff, Jr.                  20,000 (4)                   (3)
 400 East South Street
 Orlando, FL  32801

 All directors and executive             611,270                    [ ]
 officers as a group (11 persons)




(1) Five Arrows Realty II, LLC, a Delaware Limited Liability company in which Rothschild Realty Investors II, LLC, the managing member has appointed Mr. Kaplan, among others, as a manager of Five Arrows Realty Securities II, LLC. Mr. Kaplan disclaims beneficial ownership of such shares.

(2)  Represents shares held by Mr. Muller as an individual.


(3)  Less than one percent.

(4) Represents shares held by the Advisor of which Mr. Seneff is a director. Mr. Seneff and his wife share beneficial ownership of the Advisor through their ownership of CNL Group, Inc. The Advisor is a majority owned subsidiary of CNL Group, Inc.

Compliance With Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). To the Company's knowledge, all officers, directors or persons who own more than ten percent of the Company's stock who were required to file Forms 3 or 4 during 1998 did so on a timely basis.

                              CERTAIN TRANSACTIONS


     All of the executive officers of the Company are executive officers of the Advisor, a majority owned subsidiary of CNL Group, Inc., of which Messrs. Seneff and Bourne are affiliates. In addition, Messrs. Seneff and Bourne, Ms. Rose and Ms. Wall are executive officers of CNL Securities Corp., the managing dealer of the Company's offering of shares of common stock, and a wholly owned subsidiary of CNL Group, Inc. Messrs. Seneff and Bourne are directors of the Company, the Advisor and CNL Securities Corp., and Ms. Rose is a director of the Advisor. Mr. Kaplan is a director of the Company and the Advisor. Administration of the day-to-day operations of the Company is provided by the Advisor, pursuant to the terms of an advisory agreement (the "Advisory Agreement"). The Advisor also serves as the Company's consultant in connection with policy decisions to be made by the Company's Board of Directors, manages the Company's properties and renders such other services as the Board of Directors deems appropriate. The Advisor also bears the expense of providing the executive personnel and office space to the Company. The Advisor is at all times subject to the supervision of the Board of Directors of the Company and has only such functions and authority as the Company may delegate to it as the Company's agent.

     CNL Securities Corp. is entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of shares of common stock for services in connection with the offering of shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the year ended December 31, 1998, the Company had incurred $2,377,026 of such fees, of which approximately $2,201,000 was paid by CNL Securities Corp. as commissions to other broker-dealers.

     In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. For the year ended December 31, 1998, the Company had incurred $158,468 of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

     The Advisor is entitled to receive acquisition fees for services in identifying the properties and structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of gross proceeds, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. For the year ended December 31, 1998, the Company had incurred $1,426,216 of such fees.

     The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 1998, the Company incurred $68,114 of such fees.

     The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement described above, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement.

     The Advisor and its affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of shares) on a day-to-day basis. For the year ended December 31, 1998, the Company incurred a total of $644,189 for these services, $494,729 of such costs representing stock issuance costs, $9,084 representing acquisition related costs and $140,376 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.



     All amounts paid by the Company to affiliates of the Company are believed by the Company to be fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

                              INDEPENDENT AUDITORS

     Upon recommendation of and approval by the Board of Directors, including the independent directors, PricewaterhouseCoopers LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

     A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.


                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed proxy will vote thereon as he or they determine to be in the best interests of the Company.


                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 2000 must be received at the Company's office at 400 East South Street, Orlando, Florida 32801, no later than November 15, 1999.

     Notwithstanding the aforementioned deadline, under the Company's By-laws, a stockholder must follow certain other procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of stockholders. These procedures provide that stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by the Secretary of the Company. With respect to proposals for the 2000 annual meeting, the Secretary of the Company must receive notice of any such proposal no earlier than February 11, 2000, and no later than March 13, 2000.


                                  ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998, accompanies this proxy statement.

                                        By Order of the Board of Directors,



                                        Lynn E. Rose
                                        Secretary

March 15, 1999
Orlando, Florida